Exhibit 99.4

Abacus Settlements, LLC d/b/a Abacus Life

Unaudited Condensed Financial Statements as of March 31, 2023 and December 31, 2022 and for the Three Months Ended March 31, 2023, and 2022

ABACUS SETTLEMENTS, LLC D/B/A ABACUS LIFE

TABLE OF CONTENTS

Page
Unaudited Condensed Financial Statements as of March 31, 2023 and December 31, 2022 and for the Three Months Ended March 31, 2023, and 2022:

Condensed Balance Sheets	3

Condensed Statements of Operations and Comprehensive Income/(Loss)	4

Condensed Statements of Changes in Members’ Equity	5

Condensed Statements of Cash Flows	6

Notes to Unaudited Condensed Financial Statements	7 - 13

ABACUS SETTLEMENTS, LLC D/B/A ABACUS LIFE

CONDENSED BALANCE SHEETS

AS OF MARCH 31, 2023, AND DECEMBER 31, 2022

	March 31,	December 31,
	2023	2022
	(Unaudited)	(audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$612,889	$1,458,740
Related party receivables	654,230	402,749
Other receivables	9	122,455
Prepaid expenses	522,315	216,150
Other current assets	16,325	15,633

Total current assets	$1,805,768	$2,215,727

PROPERTY AND EQUIPMENT—Net	109,161	72,218
INTANGIBLE ASSETS—Net	128,794	148,933

OTHER ASSETS:
Operating right-of-use assets	244,549	300,866
Due from members and affiliates	26,386	1,448
State security deposit	206,873	206,873
Certificate of deposit	262,500	262,500
Other non-current assets	7,246	7,246

Total other assets	747,554	778,933

TOTAL ASSETS	$2,791,277	$3,215,812

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Accounts Payable	$—	$36,750
Accrued payroll and other expenses	513,298	541,866
Operating lease liabilities-current portion	196,610	214,691
Contract liability—deposits on pending settlements	676,650	322,150
Due to members	—	1,411

Total current liabilities	1,386,558	1,116,869

Operating lease liabilities-noncurrent portion	50,385	87,806

Total liabilities	1,436,943	1,204,675

COMMITMENTS AND CONTINGENCIES (Note 7)
MEMBERS’ EQUITY:
Common units; $10 par value; 400 common units issued and outstanding at March 31, 2023 and December 31, 2022	4,000	4,000
Additional paid-in capital	80,000	80,000
Retained earnings	1,270,334	1,927,137

Total members’ equity	1,354,334	2,011,137

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$2,791,277	$3,215,812

See accompanying notes to interim condensed financial statements.

ABACUS SETTLEMENTS, LLC D/B/A ABACUS LIFE

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE

INCOME/(LOSS) FOR THE THREE MONTHS ENDED March 31, 2023 AND 2022

	Three Months Ended March 31,
	2023	2022
ORIGINATION REVENUE	$1,563,650	$2,441,680
RELATED-PARTY REVENUE	4,736,336	4,881,067

Total revenue	6,299,986	7,322,747
COST OF REVENUE	1,229,616	2,308,688
RELATED PARTY COST OF REVENUE	3,165,707	2,907,005

Total cost of revenue	4,395,323	5,215,693

GROSS PROFIT	1,904,663	2,107,054

OPERATING EXPENSES:
General and administrative expenses	2,551,003	1,739,914
Depreciation expense	3,036	2,940

Total operating expenses	2,554,039	1,742,854

Income/(loss) from operations	(649,376)	364,200

OTHER (EXPENSE)/ INCOME:
Interest income	724	548
Interest (expense)	(5,862)	(393)

Total other (expense) /income	(5,138)	155

INCOME/(LOSS) BEFORE INCOME TAXES	(654,514)	364,356

PROVISION FOR INCOME TAXES	2,289	1,325

NET INCOME/(LOSS) AND COMPREHENSIVE INCOME/(LOSS)	$(656,803)	$363,031

WEIGHTED-AVERAGE UNITS USED IN COMPUTING NET INCOME/(LOSS) PER UNIT:
Basic	400	400
Diluted	400	400
NET INCOME/(LOSS) PER UNIT:
Basic earnings per unit	$(1,642.01)	$907.58
Diluted earnings per unit	$(1,642.01)	$907.58

See accompanying notes to interim condensed financial statements.

ABACUS SETTLEMENTS, LLC D/B/A ABACUS LIFE

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022

	Common units		Additional	Retained
	Units	Amount	Paid-In Capital	Earnings	Total
BALANCE—December 31, 2021	400	$4,000	$80,000	$2,638,995	$2,722,995
Net income	—	—	—	363,031	363,031
Distributions	—	—	—	(657,702)	(657,702)

BALANCE—March 31, 2022	400	$4,000	$80,000	$2,344,324	$2,428,324

	Common units		Additional	Retained
	Units	Amount	Paid-In Capital	Earnings	Total
BALANCE—December 31, 2022	400	$4,000	$80,000	1,927,137	2,011,137
Net loss	—	—	—	(656,803)	(656,803)
Distributions	—	—	—	—	—

BALANCE—March 31, 2023	400	$4,000	$80,000	$1,270,334	$1,354,334

See accompanying notes to interim condensed financial statements.

ABACUS SETTLEMENTS, LLC D/B/A ABACUS LIFE

UNAUDITED INTERIM CONDENSED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$(656,803)	$363,031
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	8,647	5,074
Amortization expense	20,139	19,722
Amortization of deferred financing fees	5,869	—
Non-cash lease expense	815	—
Changes in operating assets and liabilities:
Related party receivables	(251,481)	(20,690)
Other receivables	122,446	40,000
Prepaid expenses	(306,165)	(344,673)
Other current assets	(6,561)	—
Certificate of deposit	—	656,250
Accrued payroll and other expenses	(28,568)	(121,016)
Contract liability—deposits on pending settlements	354,500	(642,645)
Accounts payable	(36,750)	—

Net cash (used in) operating activities	(773,912)	(44,947)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(45,590)	(11,055)
Purchase of intangible asset	—	(14,999)
Due from members and affiliates	(24,938)	16,162

Net cash (used in) investing activities	(70,528)	(9,892)

CASH FLOWS FROM FINANCING ACTIVITIES:
Due to members	(1,411)	(11,858)
Distributions to members	—	(657,701)

Net cash (used in) financing activities	(1,411)	(669,559)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(845,851)	(724,398)
CASH AND CASH EQUIVALENTS:
Beginning of period	1,458,740	2,599,302

End of period	$612,889	$1,874,904

See accompanying notes to interim condensed financial statements.

ABACUS SETTLEMENTS, LLC D/B/A ABACUS LIFE

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1.	DESCRIPTION OF THE BUSINESS

Abacus Settlements, LLC d/b/a Abacus Life (the “Company”) was formed in 2004 in the state of New York. In 2016, the Company obtained its licensure in Florida and re-domesticated to that state.

The Company acts as a purchaser of outstanding life insurance policies (“Provider”) on behalf of investors (“Financing Entities”) by locating policies and screening them for eligibility for a life settlement, including verifying that the policy is in force, obtaining consents and disclosures, and submitting cases for life expectancy estimates, also known as origination services. When the sale of a policy is completed, this is deemed “settled” and the policy is then referred to as either a “life settlement” in which the insured’s life expectancy is greater than two years or “viatical settlement,” in which the insured’s life expectancy is less than two years.

The Company is not an insurance company, and therefore the Company does not underwrite insurable risks for its own account.

On August 30, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with East Resources Acquisition Company (“ERES”), which was subsequently amended on October 14, 2022. As part of the Merger Agreement, the holders of the Company’s common units together with the holders of Longevity Markets Assets, LLC (“LMA”), a commonly owned affiliate, will receive aggregate consideration of approximately $531,750,000, payable in a number of newly issued shares of ERES Class A common stock, par value $0.0001 per share (“ERES Class A common stock”), with a value ascribed to each share of ERES Class A common stock of $10.00 and, to the extent the aggregate transaction proceeds exceed $200.0 million, at the election of the Company’s and LMA’s members, up to $20.0 million of the aggregate consideration will be payable in cash to the Company’s and LMA’s members. The transaction is expected to close in Q2 2023, subject to shareholder approval and customary closing conditions.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The condensed balance sheet as of March 31, 2023, was derived from amounts included in the Company’s annual financial statements for the year ended December 31, 2022. Capitalized terms used herein without definition have the meanings ascribed to them in the Company’s financial statements for the year ended December 31, 2022. Refer to this note in the annual financial statements for the full list of the Company’s significant accounting policies. The details in those notes have not changed except as discussed below and as a result of normal adjustments in the interim periods.

Basis of Presentation—The accompanying condensed financial statements are presented in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Unaudited Condensed Financial Statements—The condensed financial statements have been prepared on a basis consistent with the audited annual financial statements as of and for the year ended December 31, 2022, and, in the opinion of management, reflect all adjustments, consisting solely of normal recurring adjustments, necessary for the fair presentation of the Company’s financial position as of March 31, 2023, and the condensed results of its operations and comprehensive income/(loss) and its cash flows for the three months ended March 31, 2023 and 2022. The condensed results of operations and comprehensive income/(loss) for the three months ended March 31, 2023, are not necessarily indicative of the results to be expected for the full year ending December 31, 2023, or any other period.

Use of Estimates—The preparation of US GAAP financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein, and disclosure of contingent assets and liabilities at the date of financial statements and the reports amounts of revenue and expenses during the reporting periods. Company’s estimates, judgments, and assumptions are continually evaluated based on available information and experience. Because of the use of estimates inherent in the financial reporting process, actual results could differ from the estimates. Estimates are used when accounting for revenue recognition and related costs, the selection of useful lives of property and equipment, impairment testing, valuation of other receivables from clients, income taxes, and legal reserves.

Going Concern—Management evaluates at each annual and interim period whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management’s evaluation is based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued. Management has concluded that there are no conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements were issued.

Other receivables—Other receivables include origination fees for policies in which the recission period has ended, but the funds have not been received yet from financing entities. These fees were collected in the subsequent month.

The Company provides an allowance for credit losses equal to the estimated collection losses that will be incurred in collection of all receivables. Management determines the allowance for credit losses based on a review of outstanding receivables, historical collection experience, current economic conditions, and reasonable and supportable forecasts. Account balances are charged off against the allowance for credit losses after all means of collection have been exhausted and the potential for recovery is deemed remote. The Company does not have any material allowance for credit losses as of March 31, 2023 or December 31, 2022.

If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The Company did not record material allowance for credit losses as of March 31, 2023 and December 31, 2022, respectively.

Concentrations—All of the Company’s revenues are derived from life settlement transactions in which the Company represents Financing Entities that purchased existing life insurance policies. One financing entity, a company in which the Company’s members own interests, represented 24% and 62% of the Company’s revenues in the three months ended March 31, 2023 and 2022, respectively. The laws and rules for life settlement transactions dictate that the Company works with brokers who represent the sellers. No single broker represented the sellers for over 10% of the Company’s life settlement commission expense during the three months ended March 31, 2023, and March 31, 2022.

The Company maintains cash deposits with a major financial institution, which from time to time may exceed federally insured limits. The Company periodically assesses the financial condition of the institution and believes that the risk of loss is minimal.

Advertising—All advertising expenditures incurred by the Company are charged to expense in the period to which they relate and are included in general and administrative expenses on the accompanying condensed statements of operations and comprehensive income/(loss). Advertising expense totaled $374,371 and $268,107 for the three months ended March 31, 2023 and 2022, respectively.

3.	SEGMENT REPORTING

Operating as a centrally led life insurance policy intermediary, the Company’s president and chief executive officer is the chief operating decision maker who allocates resources and assesses financial performance based on financial information presented for the Company as a whole. As a result of this management approach, the Company is organized as a single operating segment.

4.	PROPERTY AND EQUIPMENT—NET

Property and equipment, net consists of the following:

	March 31, 2023	December 31, 2022
Computer equipment	$137,687	$91,993
Office furniture	68,675	68,778
Leasehold improvement	2,569	2,569

Total property and equipment	208,930	163,340

Less accumulated depreciation	(99,769)	(91,122)

Property and equipment—net	$109,161	$72,218

Depreciation expense recorded for property and equipment was $8,647 and $5,074, of which $5,611 and $2,134 was included in cost of sales, for the three months ended March 31, 2023 and 2022, respectively.

5.	INTANGIBLE ASSETS—NET

Intangible assets—net, consist of the following:

	March 31, 2023	December 31, 2022
Software	$241,664	$241,664
Less accumulated amortization	(112,870)	(92,731)

Intangible assets—net	$128,794	$148,933

Amortization expense for the three months ended March 31, 2023 and 2022, amounted to $20,139 and $19,722, respectively, which has been included in operating expenses.

6.	ACCRUED PAYROLL AND OTHER EXPENSES

The Company’s accrued payroll and other expenses were as follows:

	March 31,	December 31,
	2023	2022
Accrued payroll	$190,091	$224,168
Accrued credit card fees	232,150	235,680
Other expenses	91,058	82,018

Total accrued payroll and other expenses	$513,298	$541,866

7.	COMMITMENTS AND CONTINGENCIES

Legal Proceedings—The Company is a defendant in a lawsuit brought by a third party. The third party seeks to rescind a viatical settlement contract regarding a $4 million life insurance policy as the third party contends that the subject transaction documents were inconsistent with Delaware law and therefore the rescission provisions of the transaction documents were not enforceable. This litigation is presently in the discovery phase. The Company believes they have acted properly and in accordance with applicable state laws and regulations. The Company feels that a favorable outcome is likely; therefore, no liability has been accrued on the accompanying balance sheets as it is not probable that a future event will confirm that a loss has been incurred in accordance with ASC 450, Accounting for Contingencies. Although the Company believes there is no merit to this case, there is a $5 million errors and omissions insurance policy in place with a $50,000 deductible per occurrence, which would limit any exposure to the Company.

Letter of credit—The Company entered into a one-year letter of credit agreement in August 2022 to support bonding requirements associated with state insurance licenses and provide the Company the ability to borrow up to $1,012,500 related to state penal bonds. The letter of credit has variable interest based on Wall Street Journal Prime rates, beginning at 6.5%. Interest is only due on the outstanding principal amount. The Company did not draw on the letter of credit during 2023 and 2022, as such $0 was outstanding as of March 31, 2023 and December 31, 2022. The Company incurred $23,450 of financing fees associated with establishing the letter of credit, which have been capitalized in other current assets and are being amortized over the stated term on a straight-line basis.

8.	REVENUE

Remaining performance obligation—The Company recognizes revenue over time from life settlement transactions when the closing has occurred and any right of rescission under applicable state law has expired. As of March 31, 2022, and December 31, 2022, there are $676,650 and $322,150 of performance obligations to be satisfied, of which, all are expected to be recognized as revenue in the following period when the right of rescission has expired.

Disaggregated Revenue—The following table presents a disaggregation of the Company’s revenue by major sources for the three months ended March 31, 2023 and 2022:

	Three Months Ended March 31,
	2023	2022
Agent	$3,808,614	$2,973,189
Broker	1,866,474	3,480,017
Client direct	624,898	869,541

Total	$6,299,986	$7,322,747

Contract Balances—The balances of contract liabilities arising from contracts with customers were as follows:

	March 31,	December 31,
	2023	2022
Contract liabilities—beginning of year	$322,150	$1,678,791
Additions to contract liabilities	676,650	322,150
Recognition of revenue deferred in the prior period	(322,150)	(1,678,791)

Contract liabilities—end of period	$676,650	$322,150

9.	INCOME TAXES

Since the Company elected to file as an S corporation for federal and state income tax purposes, the Company incurred no federal or state income taxes. Accordingly, tax expense is attributable to minimum state tax payments that are due regardless of their S corporation status and income position.

For the three months ended March 31, 2023 and 2022, the company recorded an income tax expense of $2,289 and $1,325, respectively, which consist of state minimum taxes for state taxes that have been paid and settled during the period. The effective tax rate was approximately (0.35%) for the three months ended March 31, 2023, compared to 0.23% for the period ended March 31, 2022.

Given the company’s S Corporation status, temporary book and tax differences do not create a deferred tax asset or liability on the balance sheets. Accordingly, an assessment of realizability of any deferred tax asset balances is not relevant.

The Company did not have any unrecognized tax benefits relating to uncertain tax positions at March 31, 2023, and December 31, 2022, and did not recognize any interest or penalties related to uncertain tax positions at March 31, 2023, and December 31, 2022.

10.	RETIREMENT PLAN

The Company provides a defined contribution plan to its employees, the Abacus Settlements LLC 401(k) Profit Sharing Plan & Trust (the “Plan”). All eligible employees are able to participate in voluntary salary reduction contributions to the Plan. All employees who have completed one year of service with the Company are eligible to receive employer-matching contributions. The Company may match contributions to the Plan, up to 4% of compensation. For the three months ended March 31, 2023 and 2022, the Company made no discretionary contribution to the Plan.

11.	MEMBERS’ EQUITY

The Company is authorized to issue up to 400 shares of par value common units. Holders of the Company’s common units are entitled to one vote for each share. At March 31, 2023, and December 31, 2022, there were 400 shares of common units issued and outstanding. Holders of units of the common stock were entitled to receive, in the event of a liquidation, dissolution, or winding up, ratably the assets available for distribution to the holders after payment of all liabilities.

12.	RELATED-PARTY TRANSACTIONS

Due from members and affiliates includes $26,386 and $1,448 of short-term advances to affiliates with no stated terms at March 31, 2023, and December 31, 2022, respectively. Due to members includes $0 and $1,411 of distributions owed to members on March 31, 2023, and December 31, 2022, respectively.

The Company has a related-party relationship with Nova Trading (US), LLC (“Nova Trading”), a Delaware limited liability company and Nova Holding (US) LP, a Delaware limited partnership (“Nova Holding” and collectively with Nova Trading, the “Nova Funds”) as the owners of the Company jointly own 11% of the Nova Funds. For the three months ended March 31, 2023 and 2022, the Company originated 34 and 91 policies, respectively, for the Nova Funds with a total value of $39,985,400 and $180,496,884, respectively. For its origination services to the Nova Funds, the Company earns origination fees equal to the lesser of (i) 2% of the net death benefit for the policy or (ii) $20,000. For the three months ended March 31, 2023 and 2022, revenue earned, and contracts originated are as follows:

	March 31, 2023	March 31, 2022
Origination fee revenue	$1,448,305	$4,404,927
Transaction reimbursement revenue	65,628	154,140

Total revenue	$1,513,933	$4,559,067

Cost	$6,366,133	$25,536,946
Face value	39,985,400	180,496,884
Total policies	34	91
Average Age	75	78

In addition to the Nova Funds, the Company also has two other affiliated investors that they provide origination services for. Total revenue earned related to the other affiliated investors was $3,222,403 and $322,000, of which $3,178,902 and $0 related to Longevity Market Assets, LLC (“LMA”), for the three months ended March 31, 2023 and 2022, respectively. Total cost of sales related to the other affiliated investors was $2,397,402 and $249,000, of which $2,388,902 and $0 related to LMA, for the three months ended March 31, 2023 and 2022, respectively. In addition, there is a related party receivable due from LMA related to transaction expenses of $25,607 and $0 as of March 31, 2023 and 2022, respectively, which is included as due from members and affiliates in the accompanying condensed balance sheets.

In addition, on March 31, 2023, and December 31, 2022, there were $193,131 and $175,194, respectively, in expense reimbursements owed from the Nova Funds, which are included as related-party receivables in the accompanying condensed balance sheets.

13.	LEASES

The Company’s ROU assets and lease liabilities for its operating leases consisted of the following amounts as of March 31, 2023 and December 31, 2022:

	March 31, 2023	December 31, 2022
Assets
Operating lease right-of-use asset	$244,549	$300,866
Liabilities
Operating lease liability, current	196,610	214,691
Operating lease liability, noncurrent	50,385	87,806

Total operating lease liabilities	$246,995	$302,497

The Company recognizes lease expense for its operating leases within general and administrative expenses on the Company’s consolidated statements of operations and comprehensive income/(loss). The Company’s lease expense for the periods presented consisted of the following:

	Three Months Ended March 31,
	2023	2022
Operating lease cost	$56,317	$35,763
Variable lease cost	7,458	2,250

Total lease cost	$63,776	$38,013

The following table shows supplemental cash flow information related to lease activities for the periods presented:

	Three Months Ended March 31,
	2023	2022
Cash paid for amounts included in the measurement of the lease liability
Operating cash flows from operating leases	$57,941	$35,763
ROU assets obtained in exchange for new lease liabilities	—	—

The table below shows a weighted-average analysis for lease terms and discount rates for all operating leases for the periods presented:

	March 31, 2023	December 31, 2022
Weighted-average remaining lease term (in years)	1.18	1.41
Weighted-average discount rate	3.70%	3.71%

Future minimum noncancelable lease payments under the Company’s operating leases on an undiscounted basis reconciled to the respective lease liability at September 30, 2022 are as follows:

Operating Leases
Remainder of 2023	$163,241
2024	88,543
2025	—
2026	—
2027	—
Thereafter	—

Total operating lease payments (undiscounted)	$251,785
Less: Imputed interest	(4,790)

Lease liability as of March 31, 2023	$246,995

14.	SUBSEQUENT EVENTS

The Company has evaluated its subsequent events through May 15, 2023 the date that the financial statements were issued and determined that there were no events that occurred that required disclosure.

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